APPENDIX

                              MEDCATH INCORPORATED

                          PROXY SOLICITED ON BEHALF OF
                 THE BOARD OF DIRECTORS OF MEDCATH INCORPORATED


         The undersigned hereby appoints Stephen R. Puckett, David Crane and Richard J. Post, and each of them, proxies, with power of substitution, to represent the undersigned at the Special Meeting of Shareholders of MedCath Incorporated (the "Company"), to be held at 10:00 a.m., on July 30, 1998, at Raintree Country Club, 8600 Raintree Lane, Charlotte, North Carolina, and at any adjournments thereof, to vote the number of shares which the undersigned would be entitled to vote if present in person in such manner as such proxies may determine, and to vote on the following proposal as specified below by the undersigned.

 (1) Proposal to approve an Agreement and Plan of Merger pursuant to which MCTH Acquisition, Inc., a newly-formed company (the "Acquiror), will be merged with and into the Company and each shareholder of the Company (other than shareholders who are entitled to and have perfected their dissenters' rights and the Acquiror) will become entitled to receive $19 in cash for each outstanding share of common stock, $.01 par value, of the Company owned immediately prior to the effective time of the Merger.

         [ ]   FOR                  [ ]   AGAINST                [ ]   ABSTAIN


This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. IN THE ABSENCE OF SPECIFIED DIRECTIONS, THIS PROXY WILL BE VOTED IN FAVOR OF THE PROPOSAL SET FORTH ABOVE. The proxies are also authorized to vote in their discretion upon such other matters as may properly come before the meeting or any adjournment thereof.

                                    If signing as attorney, administrator,
                                    executor, guardian, trustee or as a
                                    custodian for a minor, please add your title as such. If a corporation, please sign in full corporate name and indicate the signer's office. If a partner, please sign in the partnership's name.

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                                    Dated_________________________________, 1996